Exhibit 5
                                    347-0367


                                  May 30, 1997



Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C. 20549

        Re: Form S-8 Registration of Shares Reserved Under XATA Corporation 1991
            Long-Term Incentive and Stock Option Plan

Ladies and Gentlemen:

        In connection with the proposed registration of an additional 225,000 shares of Common Stock, $.01 par value, of XATA Corporation (the "Company") by the Company on Form S-8 for issuance and sale pursuant to the Company's 1991 Long-Term Incentive and Stock Option Plan (the "Plan"), we have examined the following:

        1. The Amended and Restated Articles of Incorporation of the Company, as amended to date;

        2. The Bylaws of the Company, as amended to date;

        3. Resolutions of the Board of Directors and shareholders of the Company with respect to adoption and amendment of the Plan;

        4. The Plan, as amended; and

        5. The Registration Statement on Form S-8 and the exhibits thereto to be filed with the Securities and Exchange Commission with respect to the additional 225,000 shares of Common Stock which may be issued pursuant to awards and options granted under the Plan.

        Based upon such examination and upon examination of such other documents and records as we have deemed necessary, we are of the opinion that:

        (a) The Company has been duly incorporated under the laws of the State of Minnesota and is a validly organized and existing corporation.

        (b) The shares of Common Stock to be offered by the Company pursuant to the Plan, when issued and paid for upon the terms and in the manner set forth in the Plan and the agreements with persons who receive options or awards under the Plan, will be legally issued, fully paid and nonassessable.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                      Very truly yours,

                                      MOSS & BARNETT, A PROFESSIONAL CORPORATION


                                      /s/ Janna R. Severance
                                      Janna R. Severance

JRS/jmw